Exhibit 99.1

Noble Corporation 13135 Dairy Ashford, Suite 800 Sugar Land, Texas 77478

PRESS RELEASE

NOBLE CORPORATION ANNOUNCES DIVESTMENT OF FOUR JACKUPS IN

SAUDI ARABIA, RESULTING UPDATED 2021 GUIDANCE AND PRELIMINARY 2022

GUIDANCE

•	Sales price of $292 million

•	Guidance updated for 2021 and preliminary guidance provided for 2022

•	Better positions Company to prioritize efforts on repaying debt and returning cash to shareholders through share buybacks and dividends

SUGAR LAND, TEXAS, August 26, 2021 - Noble Corporation (NYSE: NE, “Noble” or the “Company”) today announced that subsidiaries of the Company have reached a definitive agreement to sell four jackups to ADES International Holding Ltd., through its subsidiary, (“ADES”) for $292 million. The Company expects to generate approximately $285 million in cash from the transaction net of fees, expenses, and the settlement of working capital. The Noble Roger Lewis, Noble Scott Marks, Noble Joe Knight, and Noble Johnny Whitstine will be sold and the current drilling contracts novated to ADES. Closing is expected before the end of October 2021 and is subject to the satisfaction of closing conditions, including novation of the drilling contracts and regulatory approvals.

Given the impact of the transaction, the Company also provided the following updated 2021 guidance, and preliminary 2022 guidance, which is pro forma for the divestiture:

($ in millions)	Updated 2021 Guidance (1,2)	Preliminary 2022 Guidance (1)
Adjusted Revenue (3)	$870 - $890	$975 - $1,050	(5)
Adjusted EBITDA (3,4)	$110 - $120	$265 - $300	(5)
Capital Expenditures	$175 - $195	$105 - $120

(1)

Noble provides guidance based on guidance basis, which is a non-GAAP financial measure. Management evaluates Noble’s financial performance in part based on guidance basis, which management believes enhances investors’ understanding of Noble’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments to arrive at guidance basis are described below. Due to the forward-looking nature of Adjusted EBITDA, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure. Accordingly, the company is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure without unreasonable effort.

(2)

The Company has combined the 2021 results for the Predecessor and Successor periods as non-GAAP measures when giving full-year 2021 guidance since we believe it provides the most meaningful basis to analyze our 2021 results.

(3)

Adjusted to exclude recognition of the non-cash intangible contract asset amortization of ~$51 million and ~$44 million in 2021 and 2022, respectively. Without these adjustments, Revenue guidance ranges for 2021 and 2022 would be $819 million - $839 million and $931 million - $1,006 million, respectively. Without these adjustments, Revenue guidance ranges for 2021 and 2022 would be $819 million - $839 million and $931 million - $1,006 million, respectively.

(4)

The Company discloses Adjusted EBITDA (Operating Profit/loss excluding Depreciation and Amortization and, when applicable, Other Items). Other Items include amortization of intangible contract assets, restructuring related items, merger and integration costs, and non-cash stock-based compensation expense related to the Company’s management incentive plan.

(5)

Of the total calendar days available for our fleet in 2022, Noble assumes 86% of the days are operating days (excluding cold stacked rigs). Of the operating days, 61% are currently under firm contract, and 22% are assumed exercised options. 22% of the available days are under the CEA agreement where the market rate has yet to be determined.

“We are very pleased to have reached this mutually beneficial deal with ADES, which is accretive to our shareholders. The sale of these four jackups further bolsters our already strong balance sheet and improves Noble’s financial flexibility. As we look to 2022, our anticipated net cash position coupled with our expected free cash flow generation better positions the company to execute on our financial priorities to repay debt and return cash to shareholders,” said Robert Eifler, President and CEO of Noble Corporation. Mr. Eifler continued, “Our crews in the Kingdom have executed at the highest level for many years, and Noble and ADES are fully aligned to ensure this level of operational excellence is maintained. I would personally like to thank the Noble employees who will be hired by ADES for their dedicated service and wish them continued success.”

DNB Markets, a part of DNB Bank ASA, and Ducera Partners LLC are acting as financial advisors, and Baker Botts L.L.P. is acting as legal advisor to Noble. Clarksons Platou is acting as broker.

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Currently, Noble performs, through its subsidiaries, contract drilling services with a fleet of 24 offshore drilling units, consisting of 12 drillships and semisubmersibles and 12 jackups (including the four that are subject to the agreement with ADES), focused largely on ultra-deepwater and high-specification jackup drilling opportunities in both established and emerging regions worldwide. Noble is an exempted company incorporated in the Cayman Islands with limited liability with registered office at P.O. BOX 309, Ugland House, S. Church Street, Grand Cayman, KY1-1104. Additional information on Noble is available at www.noblecorp.com.

Forward-looking Disclosure Statement

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this communication, including those regarding the transaction closing, including the impact and timing, accretion to our shareholders, 2021 and 2022 guidance including revenue, EBITDA and capital expenditures, free cash flow, net cash position, financial flexibility, use of proceeds, repayment of debt and return of cash to shareholders, dividends, and share repurchases, are forward-looking statements. When used in this report, or in the documents incorporated by reference, the words “anticipate,” “assume,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “shall” and “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors, including, but not limited to, uncertainties regarding determination of consideration for the transaction, regulatory approvals, client consents, and satisfaction of other conditions to closing the transaction, uncertainties relating to our emergence from bankruptcy, the ability to recognize the anticipated benefits of the Pacific Drilling acquisition, the effects of public health threats, pandemics and epidemics, such as the recent and ongoing outbreak of COVID-19, and the adverse impact thereof on our business, financial condition and results of operations (including but not limited to our growth, operating costs, supply chain, availability of labor, logistical capabilities, customer demand for our services and industry demand generally, our liquidity, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally), the effects of actions by, or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, reset of dayrates under the commercial enabling agreement with our client for rigs operating in Guyana, operating hazards and delays, risks associated with operations outside the US, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those “Risk Factors” referenced or described in the Company’s most recent Form 10-K, Form 10-Q’s, and other filings with the Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.

NC-933

08/26/2021

For additional information, contact:

Craig Muirhead

Vice President – Investor Relations and Treasurer

investors@noblecorp.com